UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)   June 24, 2008
                                                      -----------------

                         CYCLE COUNTRY ACCESSORIES CORP.
                        ---------------------------------

             (Exact name of registrant as specified in its charter)

           NEVADA                   333-68570             42-1523809
     -----------------           ----------------   --------------------
(State or other jurisdiction      (Commission File      (IRS Employer
  of incorporation)                   Number)        Identification Number)


                    1701 38th Ave. West, Spencer, Iowa 51301
       ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code    (712) 262-4191

                                                      --------------

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On June 24, 2008, Cycle Country Accessories Corp. entered into an Executive Employment Agreement with Jeff Tetzlaff, the registrant's new President. The Agreement provides that Mr. Tetzlaff shall serve as the registrant's President for a period of thirty six (36) months commencing on April 8, 2008. The Agreement provides that Mr. Tetzlaff shall receive a base salary of $150,000 per anum, a signing bonus of $25,000, 50,000 shares of the registrant's common stock (which shall vest over a three year period) and options to acquire an additional 500,000 shares of the registrant's common stock at an exercise price equal to $1.68 per share, which equals the closing price of the registrant's common stock on the date Mr. Tetzlaff commenced employment with the registrant.

The agreement can be reviewed in its entirety under the attached Exhibit
10.1.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

10.1  Executive Employment Agreement with Jeff Tetzlaff.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CYCLE COUNTRY ACCESSORIES CORP.

Date   July 2, 2008
    ----------------------

                                    By: /s/  Jeffrey M. Tetzlaff
                                        --------------------------
                                            Jeffrey M. Tetzlaff
                                            Principal Executive Officer,
                                            President and Director